Exhibit 23(c)



                           RALPH E. DAVIS ASSOCIATES, INC.
                        Consultants-Petroleum and Natural Gas
                             3555 Timmons Lane-Suite 1105
                                 Houston, Texas 77027
                                    (713) 622-8955



                                 CONSENT OF ENGINEER
                                 -------------------


          NATIONAL FUEL GAS COMPANY:


          We consent to the reference to our firm under the heading

          "Experts" and to the incorporation by reference of the

          reproduction of our report dated October 17, 1995, and of the reference to our reserve audit dated October 1, 1995, for use in this Registration Statement on Form S-3 and in the related

          Prospectus which is a part of such Registration Statement.


                                        RALPH E. DAVIS ASSOCIATES, INC.


                                         /s/ Allen C. Barron, P.E.
                                        --------------------------------
                                        Allen C. Barron, P.E.
                                        Vice President

          Houston, Texas
          May 15, 1996